Exhibit 10.6
AUTONATION, INC. 2014

NON-EMPLOYEE DIRECTOR EQUITY PLAN

ARTICLE I

PURPOSE

The purposes of the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (as it may be amended, the “Plan”) are to provide long-term incentives to the Directors of the Company, to align the interests of such individuals with those of the Company’s shareholders and to assist the Company in recruiting, retaining and motivating qualified individuals to serve as Directors.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall have the meaning provided in Section 11.1 hereof.

2.2    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, an award of Stock Appreciation Rights or an Other Stock-Based Award, which may be awarded or granted under the Plan.

2.3    “Award Agreement” shall mean the written notice, agreement, contract, resolution or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, not inconsistent with the Plan.

2.4    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

2.5    “Board” shall mean the Board of Directors of the Company.

2.6    “Change in Capitalization” shall have the meaning provided in Section 3.3(a) hereof.

2.7    “Change in Control” shall be deemed to occur if any Person shall (a) acquire direct or indirect Beneficial Ownership of at least 50% of the issued and outstanding Common Stock of the Company, or (b) have the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise), or the ability to elect or cause the election of Directors consisting at the time of such election of a majority of the Board.

2.8    “Code” shall mean the Internal Revenue Code of 1986, as amended, including the treasury regulations thereunder and other applicable guidance.

2.9    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XI hereof.

2.10    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.11    “Company” shall mean AutoNation, Inc. and any successor corporation.

2.12    “Director” or “Non-Employee Director” shall mean a member of the Board, as constituted from time to time, who is not an officer or other employee of the Company or any of its subsidiaries.

2.13    “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

2.14    “Effective Date” shall mean the date on which the Plan is approved by a vote of the shareholders of the Company.

2.15    “Eligible Individual” shall mean any natural person who is a Non-Employee Director.

2.16    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the composite closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next trading date for which such quotation exists; or

(b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be determined in a manner approved by the Committee in good faith.

2.18    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof.

2.19    “Other Stock-Based Award” shall mean an Award granted to an Eligible Individual pursuant to Article IX hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares.

2.20    “Participant” shall mean an Eligible Individual who has been granted an Award.

2.21    “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act).

2.22    “Plan” shall have the meaning set forth in Article I.

2.23    “Restricted Stock” shall mean an Award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.24    “Restricted Stock Unit” shall mean a contractual right awarded under Article VII hereof to receive Shares or cash, as determined by the Administrator.

2.25    “Retirement” shall mean termination of Board service as a result of a Non-Employee Director's retirement or resignation from the Board after having reached age 55 and having provided at least six (6) years of Board service to the Company.

2.26    “Section 409A” shall mean Section 409A of the Code.

2.27    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.28    “Share Limit” shall have the meaning provided in Section 3.1 hereof.

2.29    “Shares” shall mean shares of Common Stock.

2.30    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII hereof.

2.31    “Substitute Award” shall mean any Award granted in assumption of, or in substitution for, an award of a company or business acquired by the Company or with which the Company combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Section 3.3 hereof, the maximum number of Shares available for issuance under the Plan (the “Share Limit”) shall be 1,000,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Shares delivered or deliverable in connection with a Substitute Award shall not be deemed granted or issued under the Plan for purposes of Section 3.1.

3.2    Individual Limitation. No Director shall be granted Awards in any calendar year with an aggregate grant date Fair Market Value (determined, with respect to Options and Stock Appreciation Rights, based on a Black-Scholes or other option valuation methodology determined by the Committee) in excess of $750,000 per Director.

3.3    Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, if any, to reflect such change with respect to (i) the aggregate number and kind of shares or other securities that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate value equal to the Fair Market Value of the Shares covered by such Award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator’s determinations pursuant to this Section 3.3(a) shall be final, binding and conclusive.

(b) No action shall be taken under this Section 3.3 which shall cause an Award to fail to comply with Section 409A or an exemption therefrom, to the extent applicable to such Award.

ARTICLE IV

GRANTING OF AWARDS

4.1    Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award and the terms and conditions thereof, which shall not be inconsistent with the requirements of the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

4.3    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

OPTIONS

5.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant non-qualified Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2     Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.3    Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 5.3 and Section 409A, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised.

5.4    Option Vesting.

(a) The terms and conditions pursuant to which an Option vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals, or any other criteria selected by the Administrator. At any time after grant of an Award of Options, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Options vest; provided that in no event shall an Award of Options become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

5.5    Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares.

5.6    Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements established by the Administrator, by providing written notice of exercise accompanied by paying the full exercise price (and applicable withholding taxes, if any) to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash in U.S. dollars, (ii) Shares (including Shares issuable pursuant to the exercise of the Option) having a Fair Market Value on the date of exercise equal to the aggregate payments required, (iii) cashless exercise via a broker approved by the Company or (iv) other form of legal consideration acceptable to the Administrator.

ARTICLE VI

RESTRICTED STOCK

6.1    Grant of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

6.2    Rights as Shareholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a shareholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3 hereof.

6.3    Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to the restrictions, vesting requirements and other conditions set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as may be set forth in the Award Agreement, including, without limitation, criteria based on the Participant’s continuing to serve as a Director, Company or individual performance, or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock, if any, must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

6.5    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of grant of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock Units.

(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate.

(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or, if provided in the Award Agreement, cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become non-forfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Stock Unit.

(c) If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend equivalent underlying an Award shall be subject to the same restrictions as the Shares underlying such Award.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1    Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Participant to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

8.2    Stock Appreciation Right Vesting.

(a) The terms and restrictions pursuant to which a Stock Appreciation Right vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest; provided that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

(b) No portion of an awarded Stock Appreciation Right which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

8.3    Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right subject to applicable requirements established by the Administrator. Upon written notice of exercise, full payment of the applicable withholding taxes, if any, shall be made to Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 5.6 in respect of Options.

8.4    Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 8.4 and Section 409A, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised.

8.5    No Net Share Counting. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 3.1 regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1    The Administrator is authorized to grant Awards of Other Stock-Based Awards to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, consistent with the Plan.

ARTICLE X

ADDITIONAL TERMS OF AWARDS

10.1    Change in Control. Unless otherwise set forth in an Award Agreement, upon a Change in Control, (i) each Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions and forfeiture conditions applicable to any Award granted shall lapse and (iii) the Shares underlying outstanding Restricted Stock Units shall be delivered to the Participant.

10.2    Transferability of Awards. No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award (a) pursuant to a domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the “Family” (as defined below) of the Participant, to or for the benefit of one or more organizations qualifying under Code Sections 50l(c)(3) and 170(c)(2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family, one or more Charitable Organizations, or any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, “Family” shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Participant.

10.3    Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a trading window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.4    Prohibition on Repricing. Except as provided in Section 3.3, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price.

10.5    Termination of Board Service.

(a) Except as set forth below, and unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive Shares pursuant to such Award; provided, however, that all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and

(ii) the 60th day following the date of such termination.

(b) Notwithstanding the above, unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated by reason of death, Disability or Retirement, all Awards held by such Participant at the time of such termination shall become immediately vested, and all Options and Stock Appreciation Rights shall become exercisable in full and shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and (ii) the third anniversary of the date of such termination.

ARTICLE XI

ADMINISTRATION

11.1    Administrator. Except to the extent determined by the Board, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.”

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.1 hereof.

11.3    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting (including full vesting upon grant), lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

11.5    Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XI. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of Awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 10.4, or (vi) make other changes which require approval by the shareholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan or any Award Agreement may adversely modify any individual’s rights under an outstanding Award unless such individual consents to the modification in writing.

12.2    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.3    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Exchange Act or the Securities Act shall include any amendment or successor thereto.

12.4    Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

12.5    Section 409A. The Plan and Awards are intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated service with the Company for purposes of the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.

12.6    No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.

12.7    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

12.8    Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

12.9    Expenses. The expenses of administering the Plan shall be borne by the Company.

12.10    Clawback. Awards shall be subject to any compensation recovery policy that is applicable to Directors adopted by the Company from time to time, including, without limitation, policies adopted to comply with applicable law.

12.11    Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan’s termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.